Exhibit I-1(a)(ii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Offer or what action you should take, you are recommended immediately to seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser, who, if you are taking advice in the United Kingdom, is an adviser duly authorised under the Financial Services and Markets Act 2000 or from another appropriately authorised independent professional adviser.

This Form of Acceptance, Authority and Election (the “Form”) should be read in conjunction with the accompanying offer document dated 29 April 2004 (the “Offer Document”). The definitions used in the Offer Document apply in this Form, unless otherwise defined herein. The provisions of Appendix I to the Offer Document are deemed to be incorporated in and form part of this Form and should be read carefully by each Staffware Shareholder.

If you have sold or otherwise transferred all your Staffware Shares, please send this Form, the Offer Document, the accompanying documents and the reply-paid envelope as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. The Offer referred to in the Offer Document and in this Form is not being made, directly or indirectly, in or into Australia, Canada or Japan. Accordingly, such documents should not be forwarded, transmitted or distributed in or into Australia, Canada or Japan. If you have sold only part of your holding of Staffware Shares, you should retain these documents.

Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions and must not mail or otherwise howsoever forward, distribute or send such documents in, into or from Australia, Canada or Japan. Doing so may invalidate any related purported acceptance of the Offer.

The availability of the Offer to Staffware Shareholders who are not resident in the United Kingdom or the United States may be affected by the laws of the relevant jurisdictions in which they are located. Staffware Shareholders who are not resident in the United Kingdom or the United States should inform themselves about and observe any applicable legal or regulatory requirements in their jurisdiction. Further information regarding overseas shareholders is contained in paragraph 17 of Part 2 of, and Section 5 of Part B of Appendix I to, the Offer Document. Any person (including, without limitation, nominees, trustees and custodians) who would, or otherwise intends to, or may have a contractual or legal obligation to forward this Form and/or the Offer Document to any jurisdiction outside the United Kingdom or the United States should read those paragraphs.

Banc of America Securities, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for TIBCO as financial adviser (within the meaning of the Rules of the Financial Services Authority) and for no one else in connection with the Offer and will not be responsible to anyone other than TIBCO for providing the protection afforded to clients of Banc of America Securities or for giving advice in relation to the Offer.

If you are a CREST sponsored member you should refer to your CREST sponsor before completing this Form, as only your CREST Sponsor will be able to send a TTE Instruction to CRESTCo.

Form of Acceptance, Authority and Election

Recommended Cash and Share Offer by Banc of

America Securities Limited on behalf of TIBCO Software

Inc.

(and in the United States by TIBCO Software Inc.)

for

Staffware plc

Acceptance of the Offer must be received by no later than 3:00 p.m. on 20 May 2004

PROCEDURE FOR ACCEPTANCE

•    To accept the Offer, complete this Form on page 3 by following the instructions and notes for guidance set out on pages 2 and 4.

•    All Staffware Shareholders who are individuals must sign in the presence of an independent witness who must also sign where indicated. If you hold Staffware Shares jointly with others, you must arrange for all your co-holders to sign this Form.

•    Please send this Form, duly completed and signed AND ACCOMPANIED, IF YOUR STAFFWARE SHARES ARE IN CERTIFICATED FORM, BY YOUR STAFFWARE SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE by post or by hand to the Receiving Agent, Capita IRG Plc, Corporate Actions, PO Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TH as soon as possible but in any event so as to be received no later than 3:00 p.m. (London time) on 20 May 2004. A reply-paid envelope (only for use in the UK) is enclosed for documents lodged by post.

•    If your Staffware Shares are in uncertificated form (that is, if you do not have a share certificate because your shares are held in CREST), you should return this Form duly completed and signed to Capita IRG Plc in the manner described above and take the relevant actions set out in paragraph 16 of Part 2 of the Offer Document in order to transfer your Staffware Shares to an escrow balance. For this purpose, the participant ID of Capita IRG Plc, the escrow agent, is RA10, the member account ID of the escrow agent is STAFF and the Form of Acceptance Reference Number of this Form (for insertion in the first eight characters of the shared note field on the TTE Instruction) is shown next to Box 5 on page 3 of this Form. You should ensure that the transfer to escrow settles no later than 3:00 p.m. (London time) on 20 May 2004. If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.

•    If you hold Staffware Shares in both certificated and uncertificated form, you should complete a separate Form for each holding. Similarly, you should complete a separate Form for each different member account ID under which Staffware Shares are held in uncertificated form and for each different designation under which Staffware Shares are held in certificated form. You can obtain further Forms by contacting Capita IRG Plc, on the telephone number set out below.

•    If your Staffware Shares are in certificated form and your share certificate(s) and/or other document(s) of title are with your bank, stockbroker or other agent and readily available, you should complete and sign this Form and arrange for it to be lodged by such agent with the relevant document(s). If your share certificate(s) and/or other document(s) of title is/are not readily available, or if your share certificate(s) is/are lost, please read Notes 3 and 4 on page 4 of this Form.

•    Please read Appendix I to the Offer Document, the terms of which are incorporated into and form part of this Form.

•    A Form received in an envelope postmarked in Australia, Canada or Japan or otherwise appearing to TIBCO or its agents to have been sent from Australia, Canada or Japan will not constitute a valid acceptance of the Offer.

•    If you are in any doubt as to the procedures for acceptance, please contact Capita IRG Plc, Corporate Actions, PO Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TH or by telephone on 0870 162 3100 or by calling from outside the UK on +44 20 8639 2157. You are reminded that if you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.

DO NOT DETACH ANY PART OF THIS FORM

PLEASE FOLLOW THESE INSTRUCTIONS WHEN COMPLETING PAGE 3 HOW TO COMPLETE THIS FORM

The provisions of Appendix 1 to the Offer Document are incorporated into and form part of this Form.

THE OFFER

To accept the Offer, insert in Box 1 the total number of Staffware Shares in respect of which you wish to accept the Offer, whether or not you also wish to exercise an election under the Mix and Match Facility. You must, in any event, also complete Box 2, sign Box 4 in accordance with the instructions set out herein, and, if appropriate, complete Box

[3A] or If you validly accept the Offer and do not complete any of Boxes or

[3B], Box [5], Box [6], and/or Box [7],

[3A]

[3B], you will receive 504 pence in cash in pounds sterling

and 0.6902 of a New TIBCO Share for every 1 Staffware Share in respect of which you have accepted, or are deemed to have accepted, the Offer. If no number, or a number greater than your entire registered holding of Staffware Shares, is inserted in Box 1 and you have signed Box 4 in accordance with the instructions set out herein, you will be deemed to have accepted the Offer in respect of your entire registered holding of Staffware Shares (being your entire holding under the name and address specified in Box 2 (or, if applicable, Box 7) or, if your Staffware Shares are in CREST, under the participant ID and member account ID specified in Box 5). CREST participants are requested to insert in Box 1 the same number of Staffware Shares as entered in the relevant TTE Instruction. If you do not wish to make election under the Mix and Match Facility, you do not need to complete Box or must sign Box 4 and, if appropriate, complete Boxes 5, 6 and/or

[3A]

[3B], but

7. If you put “No” in Box 6, you may be deemed not to have accepted the Offer.

Complete here  ☐

ADDRESS FOR PAYMENT OF CONSIDERATION

Complete Box 2 with the full name and address of the sole or first-named registered holder, together with the name(s) of all other joint holder(s) (if any) in BLOCK CAPITALS. Unless you complete Box 7, this is the address to which your consideration	will be sent. If you insert in Box 2 an address in Australia, Canada or Japan, you must provide in Box 7 an alternative address outside Australia, Canada or Japan to which your consideration can be sent.	Complete here

THE MIX AND MATCH FACILITY

To elect to vary the proportion in which you receive New TIBCO Shares and cash in respect of your holding of Staffware Shares:

(a) you should insert in Box

[3A] the number of Staffware Shares in respect of which you wish to receive all New TIBCO Shares.

OR

(b) you should insert in Box

[3B] the number of Staffware Shares in respect of which you wish to receive all cash.

DO NOT FILL IN BOTH BOX [3A]3A and BOX [3B]3B . You must also complete Box 1, Box 2 and sign Box 4 in accordance with the instructions stated therein. The number in Box

[3A] - or the number in Box

[3B] - must not exceed the number inserted or deemed to be inserted in Box 1. If the number in Box

[3A] or

[3B] does exceed the number inserted or deemed to be inserted in Box 1 you will be deemed to have made an election in respect of your entire holding of Staffware Shares (as set out in Box 1 above) to receive New TIBCO Shares or cash as appropriate. If the elections cannot be satisfied in full, they will be scaled down on a pro rata basis.

Complete here ☐

SIGNATURES

In all cases, to accept the Offer you must sign Box 4 and, in the case of a joint holding, arrange for all other joint holders to do likewise. EACH HOLDER WHO IS AN INDIVIDUAL MUST SIGN IN THE PRESENCE OF AN INDEPENDENT WITNESS, who must also sign and complete Box 4 where indicated. The witness must be over 18 years of age and must not be one of the joint holders (if any) or otherwise have any financial interest in the Staffware Shares or in the proceeds resulting from execution of this Form. The same witness may witness each signature of joint holders. If the acceptance is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor or attorney) of the person(s) making the acceptance. In such cases, the person signing this Form should provide evidence of his or her authority. If this Form is signed by an attorney, the executed power of attorney (or a duly certified copy thereof) must be lodged with this Form. A company incorporated in the UK may execute this Form under seal, the seal being affixed and witnessed in accordance with its articles of association or other relevant regulations. Alternatively, a company to which Section 36A of the Companies Act applies may execute this Form as deed by two directors or a director and the company secretary signing this Form. A company incorporated outside England and Wales may execute this Form in accordance with the laws of the territory in which the relevant company is incorporated. In all cases execution should be expressed to be by the company and any person signing this Form should indicate under his/her signature the office which he/she holds within the relevant body corporate.

Please note that if you sign Box 4 and leave Box 6 blank, you will be deemed to have given the representations and warranties set out in Section 1(c) of Part C of Appendix I to the Offer Document. This Form should not be signed in Australia, Canada or Japan.

Holder(s) and witness(es) complete and sign here ☐

PARTICIPANT ID AND MEMBER ACCOUNT ID

If your Staffware Shares are in CREST, you must insert in Box 5 Shares concerned to an escrow balance, specifying in the TTE Offer Document. The Form of Acceptance Reference Number of the participant ID and the member account ID under which such Instruction the participant ID and member account ID inserted in this Form appears in Box 5 on page 3 of this Form. Shares are held by you in CREST. Box 5, the Form of Acceptance Reference Number of this Form You must also transfer (or procure the transfer of) the Staffware and the other information specified in paragraph 16 of Part 2 of the Complete here ☐

OVERSEAS SHAREHOLDERS ONLY

If you are unable to give the representations and warranties If you do not put “NO” in Box 6 you will be deemed to have given If you do put “NO” in Box 6 you may be deemed not to have required by Section 1(c) of Part C of Appendix I to the Offer such representations and warranties. accepted the Offer. Document, YOU MUST PUT “NO” IN BOX 6. Complete here ☐

ALTERNATIVE ADDRESS

If you wish the cash consideration or any documents to be sent to you must provide in Box 7 an alternative address outside arising from this Form. You must not insert a telephone number in someone (who must be outside Australia, Canada and Japan) other Australia, Canada or Japan to which your consideration can be Australia, Canada or Japan. than the person in Box 2 then you should complete Box 7 in sent. Complete here ☐

respect of such new addressee. In any event, please enter a day-time telephone number (including If you insert in Box 2 an address in Australia, Canada or Japan, STD code) where you can be contacted in the event of any query

PLEASE COMPLETE AS EXPLAINED ON PAGES 2 AND 4

The provisions of Appendix I of the Offer Document are incorporated into and form part of this Form

TO ACCEPT THE OFFER BOX 1 Complete Box 1 and Box 2 and, if appropriate, complete Box

[3A] or Box

[3B] Boxes 5, 6, and/or 7 and then sign Box 4.                                         No. of Staffware Shares in respect of which you are

accepting the Offer

YOUR SHAREHOLDING DETAILS BOX 2

First registered holder

1. Mr. Mrs. Ms or	title
Forename(s)
Surname
Address
Postcode

Other joint holders

2. Mr. Mrs. Ms or	title
Forename(s)
Surname
Address
Postcode

3. Mr. Mrs. Ms or title
Forename(s)
Surname
Address
Postcode

4. Mr. Mrs. Ms or title

Forename(s)
Surname
Addresss
Postcode

TO MAKE AN ELECTION UNDER THE MIX AND

MATCH FACILITY

BOX [3A]

BOX [3B]

Complete Box 1 and Box 2, complete Box

[3A] or Box appropriate, Boxes 5, 6 and/or 7 and sign Box 4 in the presence of witness.

No. of Staffware Shares in respect of which you wish to receive all New TIBCO Shares (if available)	No. of Staffware Shares in respect of which you wish to receive all cash (if available)

[3B] and, if

Do not fill in both Box

[3A] and Box

[3B]

The number in Box

[3A] or Box

[3B] must not exceed the number in Box 1.

SIGN HERE TO ACCEPT THE OFFER BOX 4

Execution by individuals. Signed and delivered as a deed by: Witnessed by:

1.	1. Name	Signature
Date:	Address

2.	2. Name	Signature
Date:	Address

3.	3. Name	Signature
Date:	Address

4.	4. Name	Signature
Date:	Address

IMPORTANT: THE SIGNATURE OF EACH REGISTERED HOLDER WHO IS AN INDIVIDUAL MUST BE WITNESSED. THE WITNESS MUST BE OVER 18 YEARS OF AGE AND MUST BE INDEPENDENT. IN THE CASE OF JOINT HOLDERS, ALL MUST SIGN.

Execution by a company

*Executed and delivered as a deed under the common seal of the company named right:	Name of Company
*Executed and delivered as a deed by the company named right:
In the presence of/acting by:
Signature of director:	Name of Director

Signature of director/secretary :	Name of Director /Secretary

*Delete as appropriate

PARTICIPANT ID AND MEMBER ACCOUNT ID BOX 5

The Reference Number of this Form of Acceptance is:	Participant ID	Complete Box 5

only if your Staffware Shares are in CREST.

Member account ID

OVERSEAS SHAREHOLDERS ONLY BOX 6 Please put “NO” in Box 6 if you are unable to give the representations and warranties relating to overseas shareholders set out in Section 1(c) of Part C of Appendix I of the Offer Document.

ALTERNATIVE ADDRESS BOX 7

Address outside Australia, Canada and Japan to which cash consideration and/or other documents are to be sent if different from Box 2.

Name

In case of query, please state your daytime telephone number:	Address

Postcode

FURTHER NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM

In order to avoid delay and inconvenience to you, the following points may assist you:

1.	If the sole holder has died

If a grant of probate or letters of administration has/have been registered with Staffware’s registrar, this Form must be signed by the personal representative(s) of the deceased holder, each in the presence of an independent witness, and returned either by post or by hand to Capita IRG Plc, Corporate Actions, PO Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TH. If a grant of probate or letters of administration has/have not been registered with Staffware’s registrar, the personal representative(s) or the prospective personal representative(s) should sign the Form, each in the presence of an independent witness, and return it as aforesaid. However, the grant of probate or letters of administration must be lodged with Capita IRG Plc, before the consideration due can be forwarded to the personal representative(s).

2.	If one of the joint holders has died

This Form must be signed by all surviving holders, each in the presence of a witness, and lodged with Capita IRG Plc at the address set out in paragraph 1 above, accompanied by the share certificate(s) and/or other document(s) of title, if your Staffware Shares are in certificated form, and the death certificate, the grant of probate or letters of administration in respect of the deceased holder.

3.	If your Staffware Shares are in certificated form and the certificate(s) is/are held by your bank or some other agent

If your share certificate(s) and/or other document(s) of title is/are readily available, the completed Form should be delivered to your bank, stockbroker or other agent for lodging with Capita IRG Plc at the address set out in paragraph 1 above accompanied by the share certificate(s) and/or other document(s) of title. If your share certificate(s) and/or other document(s) of title is/are not readily available, the completed Form should be lodged with Capita IRG Plc at the address set out in paragraph 1 above, together with a note saying e.g. “certificates to follow” and you should arrange for the share certificate(s) and/or other document(s) of title to be forwarded as soon as possible thereafter.

4.	If your Staffware Shares are in certificated form and any share certificate has been lost

The completed Form, and any share certificate(s) which you may have available, should be lodged with Capita IRG Plc at the address set out in paragraph 1 above, accompanied by a letter stating that the balance will follow (and, if applicable, that you have lost one or more of your share certificates). At the same time, you should write to Staffware’s registrars, Capita Registrars, Northern House, Woodsome Park, Fenay Bridge, Huddersfield HD8 0GA, requesting that a letter of indemnity be sent to you which, when completed in accordance with the instructions given, should be lodged with Capita IRG Plc at the address set out in paragraph 1 above, as soon as possible thereafter.

5.	If your Staffware Shares are in CREST

You should take the action set out in paragraph 16 of Part 2 of the Offer Document to transfer your Staffware Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance Reference Number (which appears next to Box 5 on page 3 of this Form) so that such Number can be inserted into the TTE Instruction.

If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form, as only your CREST sponsor will be able to send the necessary TTE Instruction to CRESTCo.

6.	If the Form has been signed under power of attorney

The completed Form, together with any share certificate(s) and/or other document(s) of title available, should be lodged with Capita IRG Plc at the address set out in paragraph 1 above, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted by Capita IRG Plc and returned as directed.

7.	If your name or other particulars are shown incorrectly on your share certificate(s)

e.g. Name on the certificates James Smith Correct name James Smythe Box 2 of the Form should be completed in your correct name and lodged with Capita IRG Plc at the address set out in paragraph 1 above, together with your share certificate(s) and accompanied by a letter from your bank, stockbroker or solicitor confirming that the person in whose name the Staffware Shares are registered is one and the same as the person who has signed the Form. If you have changed your name, complete Box 2 of the Form in your correct name and lodge your marriage certificate or deed poll or, in the case of a company, a copy of the certificate of incorporation on change of name with this Form for noting and return to Capita IRG Plc.

8.	If a holder is away from home (e.g. abroad or on holiday)

Send this Form and the Offer Document by the quickest means (e.g. airmail) to the holder for execution (provided that such documents are not forwarded or transmitted, by any means, in or into Australia, Canada or Japan) or, if he/she has executed a power of attorney giving sufficient authority, have this Form signed by the attorney in the presence of a witness. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) should be lodged with this Form for noting (see paragraph 6 above). No other signatures are acceptable.

9.	If you have sold or transferred all, or wish to sell or transfer part of, your Staffware Shares

If you have sold or transferred all your Staffware Shares, please send this Form, the Offer Document, the reply-paid envelope and any other accompanying documents as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, this Form and the Offer Document (and any other offer documentation) should not be forwarded or transmitted in or into Australia, Canada or Japan. If your Staffware Shares are in certificated form, and you wish to sell part of your holding of Staffware Shares and to accept the Offer in respect of the balance but are unable to obtain the balance share certificate by 3:00 p.m. (London time) on 20 May 2004, you should ensure that the stockbroker, bank or other agent through whom you make the sale obtains the appropriate endorsement or indication, signed on behalf of Staffware’s registrar, in respect of the balance of your holding of Staffware Shares.

10.	If you are not resident in the United Kingdom or the United States

The attention of Staffware Shareholders not resident in the United Kingdom or the United States is drawn, in particular, to Section 5 of Part B of Appendix I to the Offer Document. Subject to the Code and without prejudice to Parts B and C of Appendix I to the Offer Document, TIBCO reserves the right to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant transfer to escrow or (as appropriate) the relevant share certificate(s) and/or other document(s) of title. In either event, no consideration due under the Offer will be sent until after the relevant transfer to escrow has been made or (as appropriate) the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to TIBCO have been received.

Printed by RR Donnelley 13112